Exhibit 15.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Statement by Experts” and to the use of our report dated June 29, 2007, with respect to the consolidated financial statements of Samson Oil and Gas Limited included in Amendment No. 1 to the Registration Statement on Form 20-F.

/s/ Ernst & Young
Ernst & Young
Perth, Australia
August 16, 2007